EXHIBIT 10.2

Rajesh Shrotriya, M.D.	September 14, 2005
Chairman, CEO & President
Spectrum Pharmaceuticals, Inc.
157 Technology Drive
Irvine, CA 92618
Dear Dr. Shrotriya:
     The purpose of this letter agreement (the “Agreement”) is to set forth the terms and conditions pursuant to which Rodman & Renshaw, LLC (“R&R”) shall introduce Spectrum Pharmaceuticals, Inc. (the “Company”) to one or more investors in connection with the proposed public offering (the “Offering”) of securities (the “Securities”) of the Company which are registered on the Company’s Form S-3 Shelf Registration Statement, File No. 333-121612, which was declared effective by the Securities and Exchange Commission on January 24, 2005. The terms of such Offering and the Securities shall be mutually agreed upon by the Company and the investor(s). R&R’s engagement under this Agreement shall be non-exclusive. Unless the Company has prior knowledge of the existence of such investors, the identities of the investors to which R&R introduces the Company shall be proprietary information of R&R and shall not be divulged to third parties by the Company, nor shall such information be used by the Company outside the scope of R&R’s engagement as described herein.
     In consideration of the services rendered by R&R under this Agreement, the Company agrees to pay R&R the following fees and other compensation:
(a)	A cash fee payable immediately upon the closing of the Offering (which may have more than one closing) and equal to 6% of the aggregate capital raised from the investors introduced by R&R to the Company during the term of this agreement in such portion of the Offering; provided, however, that in the event that the Securities include warrants to purchase shares of the Company’s common stock, the aggregate capital raised shall not include, and no fee shall be payable in respect of, the exercise price of such warrants, whether or not exercised.

(b)	1% reasonable accountable expense allowance payable only upon the closing of the Offering, with a cap of $25,000.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of New York or in the federal courts sitting in the Southern District of New York, and each of the parties hereto agrees that service of process upon it by registered or certified mail at its address set forth herein shall be deemed adequate and lawful. The Company shall indemnify R&R against any liabilities arising under the Securities Act of 1933, as amended, attributable to any information supplied or omitted to be supplied to any investor by the Company pursuant to this Agreement, except any liabilities that arise from (i) the gross negligence or willful misconduct of R&R or (ii) the distribution by R&R of any information regarding the Company after such time as the Company shall have notified R&R in writing that such information may be inaccurate or misleading. In no event shall the Company be liable for any settlement entered into without the Company’s prior written consent, such consent not to be unreasonably withheld. The Company acknowledges and agrees that R&R is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of R&R hereunder, all of which are hereby expressly waived.
     Other than the Confidentiality Agreement dated March 25, 2003 between the parties, this Agreement constitutes the entire understanding and agreement between the parties hereto with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.
     This Agreement shall terminate thirty (30) days from the date of this Agreement, unless extended in writing by both parties.
     If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.
[Signature page follows]
330 Madison Avenue, 27th Floor
New York, NY 10017

Agreed to and accepted as of the date first written above:

SPECTRUM PHARMACEUTICALS, INC.		RODMAN & RENSHAW, LLC

By:	/s/ Rajesh C. Shrotriya	By:	/s/ John Borer

	Rajesh C. Shrotriya, M.D.		John Borer

Its:	Chairman, CEO & President	Its:	President

Date:	September 14, 2005	Date:	September 14, 2005